SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  --------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (date of earliest event reported): October 29, 1999

                    ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
             (Exact name of registrant as specified in its charter)


           DELAWARE                    333-82361                52-2126573
   (State of Incorporation)         (Commission File          (IRS Employer
                                        Number)           Identification Number)



   510 L. STREET, SUITE 500, ANCHORAGE, ALASKA          99501
     (Address of principal executive offices)        (Zip Code)


       Registrant's telephone number, including area code: (907) 297-3000



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ITEM 5.  OTHER EVENTS.

      As of October 19, 1999, the registrant and the registrant's subsidiary, Alaska Communications Systems Holdings, Inc. ("Holdings"), entered into Amendment No. 1 to the Credit Agreement (the "Credit Agreement"), dated as of May 14, 1999, among the registrant, Holdings, the Lenders party thereto, The Chase Manhattan Bank, as Administrative Agent and Collateral Agent, Canadian Imperial Bank of Commerce, as Syndication Agent, and Credit Suisse First Boston, as Documentation Agent (the "Credit Agreement Amendment"). Effectiveness of the Credit Agreement Amendment is conditioned upon the registrant, among other things, (1) receiving gross proceeds of not less than $140.0 million from the underwritten initial public offering of its common stock in an offering registered under the Securities Act of 1933, as amended (the "IPO"), and (2) contributing the net proceeds (other than such amounts permitted to be used for the repayment of the registrant's 13% Senior Discount Debentures due 2011 (the "Debentures")) from the IPO to Holdings as common equity. If made effective, the Credit Agreement Amendment would, among other things:

     o modify the provisions related to the prepayment of indebtedness to permit the payment by the registrant and Holdings of up to $40.0 million for the repurchase of the Debentures and/or Holdings' 9-3/8% Senior Subordinated Notes due 2009 under certain circumstances;

     o modify the provisions related to capital expenditures to increase the amount of capital expenditures the registrant and Holdings are permitted to make in each year;

     o increase the registrant's flexibility with respect to acquisitions and other investments, allowing for "permitted acquisitions" of up to $200.0 million, which amount excludes acquisitions made using the registrant's capital stock or equity contributions from the registrant's controlling stockholder, and "permitted investments" of up to $15.0 million; and

     o increase the registrant's and Holdings' flexibility with respect to the incurrence of certain indebtedness.

      A copy of the Credit Agreement Amendment is attached as Exhibit 10.1 hereto.

      On October 29, 1999, the registrant changed its name from ALEC Holdings, Inc. to Alaska Communications Systems Group, Inc.

      On October 29, 1999, the registrant amended the indenture governing the Debentures to provide for, among other things, optional cash interest payments by the registrant prior to May 15, 2004 (the "Debentures Amendment"). Effectiveness of the Debentures Amendment is conditioned upon, among other things, (1) the IPO being completed prior to March 31, 2000 and (2) effectiveness of the Credit Agreement Amendment.

      A copy of the Debentures Amendment is attached as Exhibit 4.1 hereto..

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

      (c) Exhibits. The following exhibits are filed as part of this report:

     4.1 First Amendment to Indenture, dated as of October 29, 1999, by and among the registrant and The Bank of New York, as Trustee (agreed and consented to by, DLJ Investment Partners, L.P., DLJ Investment Funding, Inc. and DLJ ESC II L.P).

     10.1 Amendment No. 1 to Credit Agreement, dated as of October 19, 1999, by and among the registrant, Alaska Communications Systems Holdings, Inc., the Lenders party thereto, The Chase Manhattan Bank, as Administrative Agent and Collateral Agent, Canadian Imperial Bank of Commerce, as Syndication Agent, and Credit Suisse First Boston Corporation, as Documentation Agent.
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                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  November 5, 1999


                                     ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.



                                     By: /s/ Michael E. Holmstrom
                                         ----------------------------
                                         Name: Michael E. Holmstrom
                                         Title:  Senior Vice President and Chief
                                                 Financial Officer



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                                  EXHIBIT INDEX



  EXHIBIT                                     DESCRIPTION
  NUMBER                                      -----------
  -------

      4.1 First Amendment to Indenture, dated as of October 29, 1999, by and among the registrant and The Bank of New York, as Trustee (agreed and consented to by DLJ Investment Partners, L.P., DLJ Investment Funding, Inc. and DLJ ESC II L.P).


     10.1 Amendment No. 1 to Credit Agreement, dated as of October 19, 1999, by and among the registrant, Alaska Communications Systems Holdings, Inc., the Lenders party thereto, The Chase Manhattan Bank, as Administrative Agent and Collateral Agent, Canadian Imperial Bank of Commerce, as Syndication Agent, and Credit Suisse First Boston Corporation, as Documentation Agent.